Exhibit 99.1

News Release
QEP Resources, Inc.
1050 17th Street, Suite 500
Denver, CO 80265

April 26, 2011

NYSE: QEP

Contact: Scott Gutberlet

Phone: 303-672-6988

QEP RESOURCES REPORTS ADJUSTED EBITDA OF $305.8 MILLION

AND PRODUCTION OF 65.9 BCFE

Company raises 2011 adjusted EBITDA and production guidance

DENVER — QEP Resources (NYSE: QEP) reported adjusted EBITDA (a non-GAAP measure) of $305.8 million for the first quarter of 2011 compared to $268.5 million in the 2010 period, a 14% increase. Net realized natural gas prices were 18% lower than a year ago, but were more than offset by a 28% increase in production and higher net realized crude oil prices at QEP Energy, along with increased gathering and processing margins at QEP Field Services.

ADJUSTED EBITDA BY SUBSIDIARY

(in millions)

	3 Months Ended March 31,
	2011	2010	Change
QEP Energy	$242.0	$215.4	12%
QEP Field Services	61.4	50.4	22
QEP Marketing and other	2.4	2.7	(11)

TOTAL(a)	$305.8	$268.5	14%

(a)	See attached schedule for a reconciliation of adjusted EBITDA to net income.

QEP Energy – a QEP Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – also reported first quarter net production of 65.9 Bcfe compared to 51.5 Bcfe in the 2010 period and 62.1 Bcfe in the fourth quarter of 2010. The Midcontinent region contributed 59% of QEP Energy current year production compared to 51% in the 2010 period.

Net income from continuing operations for the first quarter was $73.2 million or $0.41 per diluted share, compared to $78.1 million or $0.44 per diluted share in the 2010 period. Excluding changes in unrealized gains and losses on natural gas basis-only swaps and gains and losses on non-core asset sales, QEP Resources adjusted net income from continuing operations (a non-GAAP measure) was $53.6 million or $0.30 per diluted share in the first quarter compared to $56.9 million or $0.32 per diluted share in the 2010 period.

NET INCOME BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended March 31,
	2011	2010	Change
QEP Energy	$43.1	$53.8	(20%)
QEP Field Services(a)	28.0	23.2	21
QEP Marketing and other	2.1	1.1	91

Income from continuing operations(a)	$73.2	$78.1	(6%)

Discontinued operations(b)	—	21.2	—

NET INCOME(a)	$73.2	$99.3	(26%)

Earnings per diluted share(c)
From continuing operations	$0.41	$0.44
Total earnings	$0.41	$0.56
Weighted average diluted shares	178.3	177.2

(a)	Net income represents amounts attributable to QEP Resources after deducting non-controlling interest.
(b)

QEP Resources completed its tax-free spin-off from Questar Corporation on June 30, 2010. In conjunction with the spin-off, QEP Resources distributed the common stock of its wholly-owned subsidiary, Wexpro Company, to Questar. Accordingly, Wexpro’s historical financial results have been presented as discontinued operations in this release.

(c)

The share count for the 2010 period is that of Questar Corporation. The spin-off transaction of QEP Resources was a pro rata distribution of shares of QEP to existing Questar shareholders, therefore the per share statistics are comparable.

“The QEP Resources team continued to execute well in the first quarter,” said Chuck Stanley, President and CEO. “QEP Energy production was up 28% from the 2010 period and 6% from the fourth quarter of 2010. The production growth was driven by strong results from ongoing Haynesville Shale development activities, combined with significant contributions from new wells in our Woodford Shale, Granite Wash and Bakken plays. Our ongoing strategy to diversify away from our traditional Rockies focus also continued to bear fruit - QEP Energy grew Midcontinent production 48% in the first quarter of 2011 compared to the 2010 period, representing 59% of QEP Energy total production. QEP Field Services also had a good quarter. Field Services gathering and processing businesses benefitted from growing QEP Energy and third-party producer volumes and from strong gas-processing margins,” Stanley added.

First Quarter 2011 Highlights

•

QEP Energy grew natural gas, oil and NGL net production to 65.9 billion cubic feet of natural gas equivalent (Bcfe) compared to 51.5 Bcfe in the 2010 period. Crude oil and NGL comprised 10% of reported production volumes.

•

QEP Energy adjusted EBITDA increased 12% compared to the 2010 period, driven by a 28% increase in production and a 23% increase in net realized crude oil prices, partially offset by an 18% decrease in net realized natural gas prices.

•

QEP Energy net realized natural gas prices averaged $4.06 per thousand cubic feet (Mcf), compared to $4.97 per Mcf in the 2010 period. Field-level natural gas prices in 2011 were $3.35 per Mcf compared to $4.73 per Mcf in 2010, a 29% decrease. Natural gas-related derivative settlements increased net revenues $41.9 million in 2011 ($0.71 per Mcf) compared to $10.9 million in 2010 ($0.24 per Mcf).

•

QEP Energy net crude oil and NGL revenues (including the settlement of crude oil-related derivatives) increased 47% in the first quarter of 2011 to $79.5 million and represented 25% of net realized production revenues.

•

Net realized crude oil prices averaged $81.64 per barrel, up 23% compared to the 2010 period. Oil related derivative settlements had no impact on current year revenues but reduced first quarter 2010 revenues by $2.0 million.

•	Changes in unrealized gains and losses on natural gas basis-only swaps increased net income $19.6 million in the current quarter compared to $21.8 million in the 2010 period.

•

QEP Energy capital spending (on an accrual basis) was $298.2 million and was comprised of $276.2 million in drilling and completion costs and other expenditures (including $0.6 million of dry hole exploration expense) and $22.0 million in leasehold acquisition costs.

•

QEP Field Services adjusted EBITDA increased 22% compared to the first quarter of 2010, driven by a 23% increase in gathering margin and a 24% increase in processing margin. Net income was $28.0 million, up 21% from $23.2 million in the first quarter of 2010.

•

Capital spending (on an accrual basis) at QEP Field Services to expand capacity at its gathering, processing and treating facilities in western Wyoming, eastern Utah and northwest Louisiana totaled $16.1 million in the current quarter.

QEP Raises 2011 adjusted EBITDA and Production Guidance

QEP now expects 2011 adjusted EBITDA to range from $1,200 to $1,300 million, compared to a previously forecast range of $1,115 to $1,230 million. QEP Energy expects 2011 production should range from 263 to 267 Bcfe, compared to a previously forecast range of 258 to 265 Bcfe.

The company’s guidance assumes hedge positions in place on the date of this release and other assumptions summarized in the table below:

Guidance and Assumptions	2011	2011
	Current	Previous

QEP Resources adjusted EBITDA (millions)	$1,200-$1,300	$1,115-$1,230
QEP Resources capital investment (millions)	$1,200	$1,200
QEP Energy production – Bcfe	263-267	258-265
NYMEX gas price per MMBtu(a)	$3.75-$4.50	$3.75-$4.50
NYMEX crude oil price per bbl(a)	$85.00-$95.00	$75.00-$85.00
NYMEX/Rockies basis differential per MMBtu(a)	$0.60-$0.40	$0.60-$0.40
NYMEX/Midcontinent basis differential per MMBtu(a)	$0.40-$0.20	$0.40-$0.20

(a)	For remaining 2011 un-hedged volumes

QEP Energy has approximately 62% of forecasted natural gas production and 30% of forecasted oil production for the remainder of 2011 hedged with a combination of fixed price swaps and price collars. On a natural gas equivalent basis, the company has 55% of its forecasted production for the remainder of 2011 hedged. A table with details of the Company’s hedge positions is included at the end of this release.

QEP Energy First Quarter Production Up 28%; Adjusted EBITDA Up 12%

QEP Energy increased first quarter production 28% to 65.9 Bcfe (which included a positive 1.6 Bcfe out-of-period adjustment) compared to 51.5 Bcfe in the 2010 period. The Midcontinent region contributed 59% of current year production compared to 51% in the 2010 period. QEP Energy generated adjusted EBITDA of $242.0 million in the first quarter compared to $215.4 million in the 2010 period, a 12% increase. The increase in adjusted EBITDA was primarily the result of higher production and higher net realized crude oil prices which more than offset an 18% decrease in net realized natural gas prices.

QEP Energy – Production by Region (Bcfe)

	3 Months Ended
	March 31,
	2011	2010	Change
Midcontinent	38.8	26.2	48%
Pinedale Anticline	16.2	15.5	5
Uinta Basin	(a)6.4	5.2	23
Rockies Legacy	4.5	4.6	(2)

Total	65.9	51.5	28%

(a)	Includes 1.6 Bcfe from prior periods due to a change in ownership interest in a federal unit.

QEP Energy – Commodity Prices

	3 Months Ended
	March 31,
	2011	2010	Change
Average field-level natural gas price ($ per Mcf)	$3.35	$4.73	(29%)
Natural gas hedging impact ($ per Mcf) (a)	1.24	0.99

Average revenue ($ per Mcf)	4.59	5.72
Realized losses on basis-only swaps ($ per Mcf) (b)	(0.53)	(0.75)

Net realized natural gas price ($ per Mcf)	$4.06	$4.97	(18%)

Average field-level oil price ($ per bbl)	$81.64	$69.18	18%
Oil hedging impact ($ per bbl) (a)	—	(2.92)

Net realized oil price ($ per bbl)	$81.64	$66.26	23%

Average field-level NGL price ($ per bbl)	$44.44	$46.31	(4%)

(a)	Reported in revenues in the consolidated income statement.
(b)	Reported below operating income in the consolidated income statement.

QEP Energy – Production Costs (per Mcfe)

	3 Months Ended
	March 31,
	2011	2010	Change
Depreciation, depletion and amortization	$2.69	$2.62	3%
Lease operating expense	0.51	0.56	(9)
General and administrative expense	0.36	0.37	(3)
Allocated interest expense	0.30	0.37	(19)
Production taxes	0.33	0.42	(21)

Production costs	$4.19	$4.34	(3%)

•

Depreciation, depletion and amortization expense per Mcfe (the DD&A rate) increased compared to 2010 primarily as the result of an increased proportion of production coming from the Company’s NW Louisiana properties. The higher DD&A rate of the NW Louisiana properties reflects a significant component of amortizing leasehold pool costs as a result of 2008 producing property acquisitions.

•

QEP Energy cash cost of production – lease operating expense plus general and administrative expense, allocated interest, and production taxes was $1.50 per Mcfe, compared to $1.72 per Mcfe in the 2010 period, a 13% decrease.

•

Lease operating expense per Mcfe decreased compared to 2010 as the result of increased production volumes in lower cost areas. Growing production from new high-rate, low-operating cost wells in NW Louisiana and in Pinedale coupled with declining production from higher cost areas is lowering average per Mcfe lease operating expense.

•	General and administrative expense per Mcfe decreased compared to 2010 as the result of increased production volumes.

•	Production taxes per Mcfe decreased compared to 2010 as the result of reduced field-level natural gas prices partially offset by higher field-level oil prices.

QEP Field Services Adjusted EBITDA Up 22%; Net Income Up 21%

QEP Field Services (Field Services) – a QEP subsidiary that provides gas gathering and processing services – first quarter adjusted EBITDA increased 22% to $61.4 million compared to $50.4 million in the 2010 period. The increase was the result of higher gathering and processing margins.

•

Gathering margin (total gathering revenues less gathering related operating expenses) increased 23%, or $ 8.4 million, driven primarily by increased other gathering revenue related to a third party processing arrangement for certain gas volumes in the Rockies and a 5% increase in gathering system throughput volume to 1.3 million MMBtu per day. The increased volumes were primarily in NW Louisiana.

•

Processing margin (total processing plant revenues less plant operating expenses and shrinkage) increased 24%, or $4.9 million, driven by 19% higher keep-whole processing margins and increased fee-based processing revenues. The increased keep-whole processing margin was mostly the result of a 12% increase in NGL volumes. Fee-based processing volumes increased 6% compared to 2010 primarily as the result of the start-up of the 150 MMcf per day Iron Horse cryogenic processing plant in eastern Utah during the first quarter of 2011.

•	Approximately 78% of Field Services’ net operating revenue was derived from fee-based gathering and processing activities in both the 2011 and 2010 period.

First Quarter 2011 Earnings Teleconference

QEP Resources management will discuss first quarter 2011 results in a conference call on Wednesday, April 27, beginning at 11:00 a.m. ET. The call can be accessed at www.qepres.com.

About QEP Resources

QEP Resources, Inc. (NYSE:QEP) is a leading independent natural gas and oil exploration and production company with operations focused in the Rocky Mountain and Midcontinent regions of the United States. QEP Resources also gathers, compresses, treats, processes and stores natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010. QEP Resources undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit QEP Resources’ Internet site at: www.qepres.com.

Hedge Positions – April 26, 2011

Time Periods	Rocky Mountain	Midcontinent	Total	Rocky Mountain	Midcontinent	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2011 remaining	59.7	22.7	82.4	$ 4.34	$ 5.95	$ 4.78

2012	46.9	35.1	82.0	$ 5.34	$ 4.48	$ 4.97

2013	50.3	—	50.3	$ 5.51	—	$ 5.51

				Estimated
	Gas (Bcf) collars			Average price per Mcf, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2011 remaining	10.4	10.7	21.1	$ 3.28 - $ 5.62	$ 5.41 - $ 7.08	$ 4.36 - $ 6.36

	Oil (Mbbl) fixed-price swaps			Average price per bbl, net to the well
2011	123	—	123	$ 98.00	—	$ 98.00

2012	732	183	915	$ 93.13	$ 108.00	$ 96.10

2013	—	183	183	—	$ 103.80	$ 103.80

				Estimated
	Oil (Mbbl) collars			Average price per Bbl, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2011 remaining	646	179	825	$ 51.38 - $ 99.98	$ 53.00 - $ 109.75	$ 51.73 - $ 102.10

QEP RESOURCES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	3 Months Ended March 31,
	2011	2010
	(in millions, except per share amounts)
REVENUES
Natural gas sales	$271.0	$264.6
Oil and NGL sales	79.5	54.0
Gathering, processing and other	97.9	81.9
Marketing sales	147.8	179.7

Total Revenues	596.2	580.2

OPERATING EXPENSES
Marketing purchases	146.7	177.9
Lease operating expense	32.8	28.3
Gathering, processing and other	25.2	23.5
General and administrative	31.7	25.2
Production and property taxes	23.7	22.9
Depreciation, depletion and amortization	190.8	147.4
Exploration expense	2.8	3.6
Abandonment and impairment	5.4	7.6

Total Operating Expenses	459.1	436.4
Net gain (loss) from asset sales	—	(0.9)

OPERATING INCOME	137.1	142.9
Interest and other income (loss)	0.6	0.8
Income from unconsolidated affiliates	0.9	0.8
Interest expense	(22.1)	(19.9)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	116.5	124.6
Income taxes	(42.7)	(45.9)

INCOME FROM CONTINUING OPERATIONS	73.8	78.7
Discontinued operations, net of income tax	—	21.2

NET INCOME	73.8	99.9
Net income attributable to non-controlling interest	(0.6)	(0.6)

NET INCOME ATTRIBUTABLE TO QEP	$73.2	$99.3

EARNINGS PER COMMON SHARE - ATTRIBUTABLE TO QEP
Basic from continuing operations	$0.42	$0.45
Basic from discontinued operations	—	0.12

Basic total	$0.42	$0.57

Diluted from continuing operations	$0.41	$0.44
Diluted from discontinued operations	—	0.12

Diluted total	$0.41	$0.56

Weighted-Average Common Shares Outstanding
Used in basic calculation	176.2	174.9
Used in diluted calculation	178.3	177.2

QEP RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2011	2010
	(in millions)
ASSETS
Current Assets
Accounts receivable, net	$262.9	$269.9
Fair value of derivative contracts	201.1	257.3
Inventories	79.9	81.8
Prepaid expenses and other	36.6	45.2

Total Current Assets	580.5	654.2

Property, Plant and Equipment (successful efforts method for gas and oil properties
Proved Properties	7,156.7	6,874.3
Unproved properties, not being depleted	331.5	322.0
Midstream field services	1,377.9	1,360.5
Marketing and other	45.0	44.5

Total Property, Plant and Equipment	8,911.1	8,601.3
Less Accumulated Depreciation, Depletion and Amortization
Exploration and production	2,629.8	2,454.4
Midstream field services	257.3	244.6
Marketing and other	12.7	12.3

Total Accumulated Depreciation, Depletion and Amortization	2,899.8	2,711.3

Net Property, Plant and Equipment	6,011.3	5,890.0

Investment in unconsolidated affiliates	44.0	44.5
Goodwill	59.6	59.6
Fair value of derivative contracts	102.1	120.8
Other noncurrent assets	21.0	16.2

TOTAL ASSETS	$6,818.5	$6,785.3

LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$25.5	$19.5
Accounts payable and accrued expenses	306.4	332.2
Production and property taxes	23.1	18.9
Interest payable	6.9	28.1
Fair value of derivative contracts	108.2	139.3
Deferred income taxes	6.9	27.8
Current portion of long-term debt	—	58.5

Total Current Liabilities	477.0	624.3

Long-term debt, less current portion	1,572.5	1,472.3
Deferred income taxes	1,410.4	1,377.7
Asset retirement obligations	152.4	148.3
Fair value of derivative contracts	1.7	0.3
Other long-term liabilities	113.2	99.3
EQUITY
Common Stock	1.8	1.8
Additional paid-in capital	401.1	394.2
Retained earnings	2,490.0	2,420.0
Accumulated other comprehensive income	146.5	194.3

Total Common Shareholders’ Equity	3,039.4	3,010.3
Non-controlling interest	51.9	52.8

Total Equity	3,091.3	3,063.1

TOTAL LIABILITIES AND EQUITY	$6,818.5	$6,785.3

QEP RESOURCES, INC.

CONDENSED CONSOLIDATED CASH FLOWS

(Unaudited)

	3 Months Ended March 31,
	2011	2010
	(in millions)
OPERATING ACTIVITIES
Net income	$73.8	$99.9
Discontinued operations, net of income tax	—	(21.2)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	191.6	147.7
Deferred income taxes	40.0	42.8
Abandonment and impairment	5.4	7.6
Share-based compensation	7.4	3.6
Dry exploratory well expense	0.6	—
Net (gain) from asset sales	—	0.9
(Income) from unconsolidated affiliates	(0.9)	(0.8)
Distributions from unconsolidated affiliates and other	1.8	0.9
Unrealized (gain) loss on basis-only swaps	(31.2)	(34.7)
Changes in operating assets and liabilities	10.9	(24.7)

Net Cash Provided By Operating Activities Of Continuing Operations	299.4	222.0

INVESTING ACTIVITIES
Property, plant and equipment, including dry exploratory well expense	(342.5)	(288.4)
Proceeds from disposition of assets	0.9	—
Change in notes receivable	—	25.0

Net Cash Used In Investing Activities Of Continuing Operations	(341.6)	(263.4)

FINANCING ACTIVITIES
Checks outstanding in excess of cash balances	5.9	9.6
Long-term debt issued	200.0	—
Current Portion Long-term debt repaid	(58.5)	—
Change in notes payable	—	13.7
Long-term debt repaid	(100.0)	—
Other capital contributions	(0.4)	—
Dividends paid	(3.5)	—
Distribution from Questar	0.2	—
Distribution to noncontrolling interest	(1.5)	(1.2)

Net Cash Provided from (Used In) Financing Activities Of Continuing Operations	42.2	22.1

CASH USED IN CONTINUING OPERATIONS	$—	(19.3)

Cash provided by operating activities of discontinued operations		46.8
Cash used in investing activities of discontinued operations		(17.5)
Cash used by financing activities of discontinued operations		(27.5)
Effect of change in cash and cash equivalents of discontinued operations		(1.8)

Change in cash and cash equivalents		(19.3)
Beginning cash and cash equivalents		19.3

Ending cash and cash equivalents		$—

QEP RESOURCES, INC.

OPERATIONS BY LINE OF BUSINESS

(Unaudited)

	3 Months Ended March 31,
	2011	2010
	(in millions)
Revenues
QEP Energy	$352.7	$319.7
QEP Field Services	95.1	80.3
QEP Marketing and other	148.4	180.2

Total	$596.2	$580.2

Operating Income
QEP Energy	$87.9	$103.8
QEP Field Services	47.3	37.1
QEP Marketing and other	1.9	2.0

Total	$137.1	$142.9

Net Income (Loss) from Continuing Operations Attributable to QEP Resources
QEP Energy	$43.1	$53.8
QEP Field Services	28.0	23.2
QEP Marketing and other	2.1	1.1

Total	$73.2	$78.1

QEP RESOURCES, INC.

SELECTED OPERATING STATISTICS

(Unaudited)

	3 Months Ended March 31,
	2011	2010
QEP Energy production volumes
Natural gas (Bcf)	59.1	46.3
Oil (MMbbl)	0.8	0.7
NGL (MMbbl)	0.4	0.2
Total production (Bcfe)	65.9	51.5
Average daily production (MMcfe)	732.8	572.3
QEP Energy average net realized price
Natural gas (per Mcf)	$4.06	$4.97
Oil (per bbl)	$81.64	$66.26
NGL (per bbl)	$44.44	$46.31

QEP Field Services natural gas processing volumes
NGL sales (MMgal)	27.8	24.8
NGL sales price (per gal)	$1.03	$1.04
Fee-based processing (millions of MMBtu)
For unaffiliated customers	31.4	28.1
For affiliated customers	25.6	25.6

Total fee-based processing volumes	57.0	53.7

Fee-based processing (per MMBtu)	$0.17	$0.15

QEP Field Services natural gas gathering volumes (millions of MMBtu)
For unaffiliated customers	61.1	70.5
For affiliated customers	57.9	43.2

Total gathering	119.0	113.7

Gathering revenue (per MMBtu)	$0.33	$0.32

QEP Marketing gas and oil marketing volumes (millions of MMBtu)	56.3	55.9

QEP RESOURCES, INC.

NON-GAAP MEASURES

(Unaudited)

This release contains references to a non-GAAP measure of earnings per diluted share from continuing operations excluding gains and losses from asset sales and unrealized gains and losses on basis-only swaps. Management believes earnings per diluted share excluding asset sales and unrealized basis-only swaps is an important measure of the Company’s operational performance relative to other gas and oil producing companies.

The following table calculates earnings per diluted share excluding gains and losses on assets sales and unrealized gains and losses on basis-only swaps:

	3 Months Ended March 31,
	2011	2010
	(in millions, except earnings per share)
Net income attributable to QEP Resources	$73.2	$99.3
Less: Discontinued operations	—	(21.2)

Net Income from continuing operations attributable to QEP Resources	$73.2	$78.1
Exclusion of net (gain) loss from assets sales and unrealized (gain) loss on basis-only swaps from net income
Net (gain) loss from asset sales	—	0.9
Income taxes on net (gain) loss on asset sales	—	(0.3)
Unrealized (gain) loss on basis-only swaps	(31.2)	(34.7)
Income taxes on unrealized (gain) loss on basis-only swaps	11.6	12.9

After-tax (gain) loss on assets sales, unrealized (gain) loss on basis-only swaps, separation costs and loss from early extinguishment of debt	(19.6)	(21.2)

Net income attributable to QEP Resources excluding (gain) loss from assets sales and unrealized (gain) loss on basis-only swaps	$53.6	$56.9

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ATTRIBUTABLE TO QEP RESOURCES
Diluted	$0.41	$0.44
Diluted after-tax (gain) loss from asset sales and unrealized (gain) loss on basis-only swaps	(0.11)	(0.12)

Earnings per diluted share attributable to QEP Resources excluding asset sales and unrealized (gain) loss on basis only swaps	$0.30	$0.32

Weighted-Average Common Shares Outstanding
Diluted	178.3	177.2

This release also contains references to a non-GAAP measure of adjusted EBITDA. Management defines adjusted EBITDA as net income before the following items: discontinued operations, unrealized gains and losses on basis-only swaps, gains and losses from asset sales, interest and other income, income taxes, interest expense, depreciation, depletion, and amortization, abandonment and impairment, and exploration expense. Management believes adjusted EBITDA is an important measure of the Company’s cash flow and liquidity and an important measure for comparing the Company’s financial performance to other gas and oil producing companies.

The following table reconciles QEP Resources’ net income to adjusted EBITDA:

	3 Months Ended December 31,
	2011	2010
	(in millions)
Net income attributable to QEP Resources	$73.2	$99.3
Net income attributable to non-controlling interest	0.6	0.6

Net Income	73.8	99.9
Discontinued operations, net of tax	—	(21.2)

Income from continuing operations	73.8	78.7
Unrealized (gain) loss on basis-only swaps	(31.2)	(34.7)
Net (gain) loss from asset sales	—	0.9
Interest and other income	(0.6)	(0.8)
Income taxes	42.7	45.9
Interest expense	22.1	19.9
Depreciation, depletion and amortization	190.8	147.4
Abandonment and impairment	5.4	7.6
Exploration	2.8	3.6

Adjusted EBITDA	$305.8	$268.5